Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Provides 2013 Outlook
RevPAR Expected to Increase 5.0 to 7.0 Percent

Bethesda, MD, January 22, 2013 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today provided its Outlook for 2013. The Company's Outlook for 2013, which assumes continued improvement in economic activity, positive business travel trends and other significant assumptions, is as follows:

	2013 Outlook
	Low	High
	(in millions, except per share/unit, margin and RevPAR data)

Net Income (loss)	$40.8	$44.8
Net Income (loss) per diluted share	$0.66	$0.73

Adjusted EBITDA(1)	$145.0	$149.0

Adjusted FFO(1)	$90.0	$94.0
Adjusted FFO per diluted share(1)	$1.46	$1.53

This 2013 Outlook is based on the following estimates and assumptions:

U.S. GDP Growth	1.75%	2.25%
U.S. Hotel Industry RevPAR Growth(2)	4.5%	6.5%

Pro Forma Portfolio RevPAR(2,3)	$182	$186
Pro Forma Portfolio RevPAR Growth(2,3)	5.0%	7.0%

Pro Forma Portfolio Hotel EBITDA(3)	$157.0	$162.0
Pro Forma Portfolio Hotel EBITDA Margin(3)	28.0%	28.5%
Pro Forma Portfolio Hotel EBITDA Margin Growth(3)	75 bps	125 bps

Acquisitions	$112.5	$112.5
Corporate cash general and administrative expenses	$11.0	$11.5
Corporate non-cash general and administrative expenses	$3.0	$3.5
Weighted average fully diluted shares and units	61.6	61.6

(1) See tables later in this press release for a reconciliation of net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), Adjusted FFO and Adjusted FFO per diluted share.

(2) “RevPAR” is defined as rooms revenue per available room.

(3) The Company's estimates and assumptions for pro forma portfolio RevPAR, pro forma portfolio RevPAR growth, pro forma portfolio EBITDA, pro forma portfolio EBITDA margin and pro forma hotel EBITDA margin growth for 2013 include the hotels owned as of December 31, 2012, as well as the unidentified acquisition, as if they had been owned by the Company for the entire year of 2012, except for Hotel Zetta (formerly known as Hotel Milano), which the Company expects to include after it has owned the hotel for one full year, starting in the second quarter.

“We're very pleased with our portfolio's continued strong performance during the fourth quarter following the negative impact from Superstorm Sandy and the nor'easter that followed,” noted Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “We expect that 2013 will be another great year for the overall hotel industry, as hotel demand growth is expected to continue to exceed supply growth in the U.S., allowing for substantial ongoing improvement in pricing power and average daily rates. We're forecasting U.S. industry RevPAR to increase between 4.5% and 6.5% over 2012. Our portfolio, comprised of high quality hotels located in major gateway cities, should benefit from this strong recovery in travel and continue to outperform the industry. We're forecasting Pro Forma Portfolio RevPAR to increase 5.0% to 7.0%, even after accounting for an expected 100 basis point negative impact from our Affinia 50 renovation.”

The Company's 2013 Outlook includes the disruption associated with the comprehensive renovation and 41-room expansion of the Affinia 50, which is scheduled to begin in late January 2013 and be substantially complete by the fourth quarter of 2013. This renovation is expected to reduce the Company's forecasted portfolio RevPAR growth by 100 basis points and forecasted Hotel EBITDA margins by 60 to 70 basis points as compared to 2012.

“We're very excited by the significant value that will be created through this complete renovation and reconfiguration of Affinia 50, allowing us to reposition the hotel at a higher level and add 20% more keys. Combined, these improvements will lead to the generation of significant increases in the hotel's room revenues and operating cash flow in 2014 and beyond,” noted Mr. Bortz.

The Company's 2013 Outlook reflects the projected operating and financial performance from the hotels the Company owned as of December 31, 2012, as well as one unidentified hotel acquisition for $112.5 million in one of Pebblebrook's targeted markets. The Company expects to close on the acquisition of this property, which the Company currently has under contract to purchase, within the next 30 days.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the 2013 Outlook, may vary, and could vary significantly, from the amounts shown above.

The Company will report financial results for the fourth quarter and full year 2012 on Thursday, February 21, 2013, after the market closes. The Company will conduct its quarterly conference call on Friday, February 22, 2013, at 9:00 AM EST. To participate in the conference call, dial (800) 289-0552 approximately ten minutes before the call begins (8:50 AM EST), tell the operator that you are calling for Pebblebrook Hotel Trust's Fourth Quarter and Full Year 2012 Earnings Conference Call, and state your full name and company affiliation, and you will then be connected to the call.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 25 hotels, including 19 wholly owned hotels with a total of 4,615 guest rooms and a 49% joint venture interest in six hotels with a total of 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including 16 markets: Los Angeles, California; San Diego, California; San Francisco, California; Santa Monica, California; West Hollywood, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit www.pebblebrookhotels.com.

This press release contains certain “forward-looking statements” relating to, among other things, projected financial and operating results. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of net income, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, RevPAR, and the growth in such measures, the Company's expenses, share count and other financial items; descriptions of the Company's expectations, plans or objectives for future operations, acquisitions, capital investments or services; forecasts of the Company's future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions and estimates underlying or relating to any of the foregoing expectations, including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company's SEC filings, including, but not limited to, its

Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company's website at www.pebblebrookhotels.com.
All information in this release is as of January 22, 2013. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company's expectations or assumptions.
###

Additional Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
2013 Outlook
Reconciliation of Net Income (Loss) Attributable to Common
Shareholders to FFO, EBITDA, Adjusted FFO, and Adjusted EBITDA
(in millions)
(Unaudited)

	2013 Outlook
	Low End	High End

Net Income (Loss)	$40.8	$44.8
Adjustments:
Depreciation and amortization, including investment in joint venture	66.5	66.5
FFO	$107.3	$111.3
Distribution to preferred shareholders	(17.8)	(17.8)
FFO available to common share and unit holders	$89.5	$93.5
Hotel acquisition costs	0.5	0.5
Ground lease amortization and other non-cash expenses	0.2	0.2
Amortization of LTIP units	1.6	1.6
Interest expense adjustment for above-market loans	(1.8)	(1.8)
Adjusted FFO available to common share and unit holders	$90.0	$94.0

	2013 Outlook
	Low End	High End

Net Income (Loss)	$40.8	$44.8
Adjustments:
Interest expense, including investment in joint venture, net	32.1	32.1
Income tax expense (benefit)	3.0	3.0
Depreciation and amortization, including investment in joint venture	66.8	66.8
EBITDA	$142.7	$146.7
Acquisition Costs	0.5	0.5
Ground lease amortization and other non-cash expenses	0.2	0.2
Amortization of LTIP units	1.6	1.6
Adjusted EBITDA	$145.0	$149.0

    This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission "SEC" Rules to supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP").

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations - Funds from operations (“FFO”) represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding LTIP units and common units held by parties other than the Company or it's subsidiaries of its operating partnership for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - We believe that EBITDA provides investors a useful financial measure to evaluate our operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, or as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude the recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Ground Lease Amortization and Other Non-Cash Expenses: The Company excludes the non-cash amortization expense of the Company's ground lease asset.
- Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period, because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of LTIP Units: The Company excludes the non-cash amortization of LTIP units of its operating partnership expensed during the period.
- Interest Expense Adjustment for Above-Market Loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.